REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP – II

EXHIBIT 21

SUBSIDIARY OF THE PARTNERSHIP

Name	State of Formation
Realmark/Foxhunt Limited Partnership	Ohio